UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street
Suite 2000
Tysons, Virginia	22102-5151
(Address of Principal Executive Offices)	(Zip Code)

(703) 873-6600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Preliminary estimated ranges of results for the quarter ended December 31, 2019

TEGNA Inc. (the “Company”) is in the process of preparing its results of operations for the quarter ended December 31, 2019. Set forth below are preliminary estimates of certain financial results that, based on available information to date, we expect to report for the three months ended December 31, 2019. While we expect that our results will be within these ranges, our actual results may differ materially from these preliminary estimates.

Our total revenues and Adjusted EBITDA are expected to be in the range of $688 million to $693 million and $225 million to $230 million, respectively, for the three months ended December 31, 2019.

“Adjusted EBITDA,” a non-GAAP measure, is defined as net income attributable to the Company before (1) provision for income taxes, (2) interest expense, (3) equity income (loss) in unconsolidated investments, net, (4) other non-operating items, net, (5) severance expense, (6) acquisition-related costs, (7) spectrum repacking reimbursements and other, (8) depreciation and (9) amortization. Management and the Company’s Board of Directors use this non-GAAP measure for purposes of evaluating the Company’s performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses such measure to evaluate management’s performance. The Company, therefore, believes that the use of this non-GAAP measure provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•	it does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	it does not reflect our income tax expense or the cash requirements to pay our taxes; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

The Company is unable to provide, without unreasonable efforts, certain forward looking information on a GAAP basis, including the range of estimated net income for the three months ended December 31, 2019, because at this time it is unable to determine, with reasonable certainty, the purchase accounting valuations that will be utilized to establish the amortizable intangible assets for the recently completed acquisitions of 11 local television stations in eight markets from Nexstar Media Group and two television stations and two radio stations from Dispatch Broadcast Group and the expected amortization impact of those acquired intangibles. The range of estimated Adjusted EBITDA (non-GAAP) for the three months ended December 31, 2019 can be presented, as it does not include acquired intangible asset amortization. The valuation of acquired intangibles is not yet substantially complete and depends on various factors; as such, the variability in the estimate of the amortization of those intangibles could have a material impact on the GAAP results for the guidance period.

All of the range data presented above is preliminary and unaudited, based upon our estimates, and subject to further internal review by our management and compilation of actual results. We have provided estimated ranges for this data primarily because our closing procedures for the quarter ended December 31, 2019 are not yet complete and we have not generated data for the full quarter. Our management’s estimates are based upon monthly information currently available to us and extrapolation from such information. While we expect that our results will be within these ranges, our actual results may differ materially from these preliminary estimates. The preliminary estimated financial data has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, nor applied agreed-upon procedures with respect to this preliminary estimated financial data, and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

As a result of the foregoing considerations and other limitations on non-GAAP measures, investors are cautioned not to place undue reliance on this preliminary estimated financial data.

Summary historical consolidated financial data

The following table sets forth the Company’s Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income presented in accordance with GAAP for the period presented below.

(In thousands)	Twelve months ended September 30, 2019
(Unaudited)
Net income (GAAP basis)	$363,095
Plus: Provision for income taxes	98,170
Plus: Interest expense	192,176
Less: Equity (income) in unconsolidated investments, net	(9,634)
Plus: Other non-operating items, net (1)	(8,471)

Operating income (GAAP basis)	635,336

Plus: Severance expense (2)	1,452
Plus: Acquisition-related costs (2)	29,092
Less: Spectrum repacking reimbursement and other (2)	(13,769)
Plus: Depreciation	59,186
Plus: Amortization	40,577

Adjusted EBITDA (non GAAP basis)	$751,874

(1)	Other non-operating items, net, primarily include pension plan asset deferred income and losses, tax indemnification reserve adjustments and investment income and losses.

(2)	We believe these adjustments relate to expenses and gains that are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, we believe that removing these items for purposes of calculating the Adjusted EBITDA financial measures provides a more focused presentation of our ongoing operating performance. Severance expense includes payroll and related benefit costs at our stations and corporate headquarters; acquisition-related costs associated with business acquisitions; and spectrum repacking reimbursements and other consists of gains due to reimbursements from the FCC for required spectrum repacking and a gain recognized on the sale of real estate.

“Adjusted EBITDA,” a non-GAAP measure, is defined as net income attributable to the Company before (1) provision for income taxes, (2) interest expense, (3) equity income in unconsolidated investments, net, (4) other non-operating items, net, (5) severance expense, (6) acquisition-related costs, (7) spectrum repacking reimbursement and other, (8) depreciation and (9) amortization. Management and the Company’s Board of Directors use this non-GAAP measure for purposes of evaluating the Company’s performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses such measure to evaluate management’s performance. The Company, therefore, believes that the use of this non-GAAP measure provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business.

As noted above, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, General Counsel and Secretary

Date: January 7, 2020